Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Thomas Group Announces Earle Steinberg
as new President & CEO

IRVING, TEXAS — March 5, 2008—Thomas Group, Inc. (NasdaqGM:TGIS), a global consulting firm, announced today that it has appointed Earle Steinberg, as President & CEO, effective today March 10, 2008. Steinberg brings over 30 years of experience in management consulting with a long history of leadership and successful practice building. He has been a Partner in the consulting firms of Touche Ross, Coopers and Lybrand, Booz Allen and AT Kearney. While at AT Kearney, he was the leader of the Americas Operations Practice where, during an eight year period, he won three (3) “Great Client Work” awards, two (2) Intellectual Capital Development awards, two (2) Business Development awards, and in 2005, was awarded the firm’s Distinguished Service Award.

A seasoned executive with a proven ability to drive growth and bring strategic focus and operational excellence to companies, Steinberg has lead operations at both Coopers and Lybrand and AT Kearney. Steinberg’s practices were among the most profitable in each firm and he has consistently been in the top tier of business developers and led successful efforts in both Booz Allen and AT Kearney to develop and commercialize new product offerings in Asset Productivity, Lean Asset Structures, and Network Modeling for Manufacturing and Supply chain.

Steinberg began his consulting career by founding and growing his own consulting business in 1977. He sold the business to Touche Ross and became a partner in Touche Ross & Company becoming part of the Manufacturing/Supply Chain leadership team for the US. While at AT Kearney, Steinberg founded and developed a new business Practice in Procurement and Supply Chain Outsourcing growing it to $45 million in revenues. As president of MRO Services, he managed a customer spend of $1Bn providing leadership and vision through the transfer to EDS and recent ultimate sale to a private owner.

“We are extremely pleased to welcome Earle as our new president and CEO. He has an outstanding track record of entrepreneurial leadership and managing diverse, fast-growing businesses,” said Michael E. McGrath, newly appointed Executive Chairman of the Board. “Earle is an accomplished leader with  significant business and consulting experience. He knows and understands our services and markets and is an excellent fit with the values that have been the cornerstone of Thomas Group for 30 years. We are excited to have someone with his experience and skills lead the company as we celebrate our 30th year of delivering innovation and value to clients.”

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“I am very pleased to be joining Thomas Group at this important time in the company’s history,” said Earle Steinberg, president and CEO. “Our opportunities are tremendous as we will continue to add value and helping clients expand their businesses.”  The new CEO has attributed his success to “relentless optimism” and feels he has “saved the best for last.”

Steinberg has a BA in Psychology from Boston University and pursued his graduate education at Georgia State University where he obtained an MBA in Operations Management, an MDS in Statistical Theory, and a PhD in Quantitative Methods & Operations Management. He is active in the Houston community and has served as a member of the Executive Committee & Board of Directors of the Houston Symphony. Steinberg also served in the U.S. Army as a Captain, Army Ranger and Paratrooper, receiving numerous decorations including Distinguished Flying Cross and Bronze Star.

About Thomas Group

Thomas Group, Inc. (NasdaqGM:TGIS) is an international, publicly-traded professional services firm specializing in operational improvements. Thomas Group’s unique brand of process improvement and performance management services enable businesses to enhance operations, improve productivity and quality, reduce costs, generate cash, and drive higher profitability. Known for Breakthrough Process Performance, Thomas Group creates and implements customized improvement strategies for sustained performance improvements in all facets of the business enterprise. Thomas Group has offices in Dallas, Detroit, and Hong Kong. For more information, please visit www.thomasgroup.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act

Any statements in this release that are not strictly historical statements, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including general economic and business conditions that may impact clients and the Company’s revenues, timing and awarding of customer contracts, revenue recognition, competition and cost factors, as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2006. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “could,” “should,” “may,” “would,” “continue,” “forecast,” and other similar expressions. These forward-looking statements speak only as of the date of this release. Except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

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Media Contact

PJ Hoke

Thomas Group, Inc.

pjhoke@thomasgroup.com

972.443.1113

http://www.thomasgroup.com